Exhibit 10.23(d)

PACIFIC CENTER
TORRANCE, CALIFORNIA

CONSENT TO SUBLETTING
(FLIPSWAP, INC. / EMMAUS LIFE SCIENCES, INC.)

THIS CONSENT TO SUBLETTING (this “Consent”) is made as of October 9, 2014, by and among BIXBY TORRANCE, LLC, a Delaware limited liability company (“Landlord”), FLIPSWAP, INC., a Delaware corporation (“Tenant”), and EMMAUS LIFE SCIENCES, INC., a Delaware corporation (“Subtenant”), with reference to the following facts:

RECITALS

A.                                    Landlord (as successor-in-interest to TA/Western, LLC) and Tenant entered into that certain Standard Office Lease dated April 8, 2010, as subsequently amended by that certain First Amendment to Lease dated November 4, 2011, (collectively, as amended, the “Master Lease”), relating to certain premises more particularly described in the Master Lease (“Premises”).

B.                                    Tenant and Subtenant have entered into a Sublease dated as of October 20, 2014 (“Sublease”).  By the terms of the Sublease, Tenant will sublease to Subtenant and Subtenant will sublease from Tenant the Premises consisting of approximately 7,493 rentable square feet of space located on the eighth (8th) floor of that certain building located at 21250 Hawthorne Boulevard, Torrance, California 90503 (the “Building”), as more particularly described in the Sublease (“Sublease Premises”).

C.                                    Tenant has requested that Landlord consent to Tenant subletting the Sublease Premises to Subtenant pursuant to the Sublease.  Landlord has agreed to consent to the subletting on the following terms and conditions.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and in consideration of the mutual agreements and covenants hereinafter set forth, Landlord, Tenant and Subtenant agree as follows:

1.                                      Definitions.  Unless otherwise defined in this Consent, all defined terms used in this Consent shall have the same meaning and definition given them in the Master Lease.

2.                                      Concurrent Direct Lease to Subtenant.  It is hereby acknowledged and agreed that concurrently herewith, Landlord and Subtenant are entering into a direct lease of the Sublease Premises (the “Direct Lease”).  The term of the Direct Lease will commence on January 1, 2016, immediately following the expiration of the existing term of the Master Lease and the term of the Sublease on December 31, 2015 (the “Sublease Expiration Date”).  Accordingly, Tenant hereby waives any and all rights to exercise any extension, expansion and termination options under the Master Lease, including, without limitation, as set forth in the following sections of Exhibit D (Addendum to Standard Office Lease) attached to the Master Lease, and which sections are hereby deleted in their entirety and shall be of no further force or effect:   Section 9 (Option to Extend — One Option Period), Section 11 (Right of Offer), and Section 13 (Termination Option).  Additionally, Tenant hereby acknowledges and agrees that,  promptly following the execution and delivery of this Consent and the Direct Lease, Landlord shall be permitted to cause construction of the Landlord Work, at Landlord’s and/or Subtenant’s cost and expense, to be performed within the Sublease Premises. Accordingly, Tenant hereby consents to completion of the Landlord Work within the Sublease Premises in accordance with the Work Letter attached as Exhibit C to the Direct Lease, a copy of which Subtenant has provided to Tenant.

3.                                      Master Lease.

3.1                               The Sublease is and shall be at all times subject and subordinate to all of the terms and conditions of the Master Lease and, notwithstanding anything to the contrary contained in the Sublease, Subtenant agrees to perform all of the covenants of Tenant contained in the Master Lease insofar as the same relate to the Sublease Premises, provided that Subtenant shall not be obligated to pay rent, operating expenses or other charges in excess of the amounts specified in the Sublease.  In case of any conflict between the provisions of the Master Lease and the provisions of the Sublease, as between Tenant and Landlord, the provisions of the Master Lease shall prevail unaffected by the Sublease.  Subtenant shall not violate any of the terms and conditions of the Master Lease to the extent applicable to the use and occupancy of the Sublease Premises.  Any breach of the Master Lease by Tenant or any breach of the Sublease or Master Lease by Subtenant which results in a breach of the Master Lease, in either case, after receipt of any applicable notice and cure periods, shall entitle Landlord to all the rights and remedies provided in the Master Lease.

3.2                               Subtenant acknowledges and agrees that the term of the Sublease shall automatically terminate upon the termination of the Master Lease for any reason whatsoever, including, without limitation, the termination of the Master Lease prior to the expiration of the term thereof pursuant to a written agreement by and between Landlord and Tenant, or in the event of a default by Tenant that results in termination of the Master Lease (the effective date of any such termination, the “Master Lease Termination Date”).  It is hereby acknowledged and agreed by Landlord and Subtenant, that if the

Master Lease is terminated for any reason, including as set forth in the immediately preceding sentence, then concurrently with such termination, Landlord and Subtenant shall immediately enter into an amendment to the Direct Lease (“Direct Lease Amendment — Sublease Premises”), to include the Sublease Premises as part of the Premises covered by the Direct Lease effective as of the day immediately following the Master Lease Termination Date.  Accordingly, from and after the date of the Master Lease Termination Date and execution and delivery of the Direct Lease Amendment-Sublease Premises, the Sublease and this Consent shall be of no further force or effect and the Direct Lease, as amended, shall thereafter govern Subtenant’s use and occupancy of the Sublease Premises. In such event of termination of the Master Lease, and continuing through the Sublease Expiration Date (December 31, 2015), Subtenant’s lease of the Sublease Premises shall be pursuant to the terms and conditions of the Direct Lease, provided, however, Subtenant shall pay rent for the Sublease Premises at the rental rate under the Sublease from the Master Lease Termination Date through the original Sublease Expiration Date (December 31, 2015).

3.3                               Tenant represents and warrants to Landlord that (a) attached to this Consent as Exhibit A is a true and correct copy of the Master Lease, and there exist no amendments, modifications, or extensions of or to the Master Lease except as specified herein, and the Master Lease is now in full force and effect; and (b) to Tenant’s actual knowledge, there exist no defenses or offsets to enforcement of the Master Lease by Landlord or Tenant.  To Tenant’s actual knowledge, (i) Landlord is not in default in the performance of the Master Lease, (ii) Landlord has not committed any breach thereof, and (iii) no event has occurred which, with the passage of time, or the giving of notice, or both, would constitute a default or breach by Landlord.  Tenant confirms that it has not assigned or transferred its interest under the Master Lease or subleased any portion of the Premises except pursuant to the Sublease. Notwithstanding any provision to the contrary in the Sublease or in any other agreement, Subtenant acknowledges that it shall have no right and there shall not be vested in Subtenant any right to exercise rights of first refusal, options, or other similar preferential rights, if any, given to Tenant under the Master Lease.

3.4                               Tenant and Subtenant represent and warrant to Landlord that (a) there are no additional payments of rent or consideration of any type payable by Subtenant to Tenant with regard to the Sublease Premises other than as disclosed in the Sublease, (b) a true, correct and complete copy of the Sublease is attached hereto as Exhibit B, (c) no amendment to the Sublease shall be effective or enforceable between Tenant and Subtenant unless and until Landlord shall have consented to such amendment in writing, which consent shall not be unreasonably withheld, delayed or conditioned, and (d) Landlord is not obligated to make any repairs or perform work of any kind with respect to the Sublease Premises or Subtenant’s occupancy, unless otherwise stated in separate written agreements between Landlord and Subtenant, except the foregoing is not intended to, and does not, waive any obligation of Landlord to Tenant to maintain and repair portions of the Premises as may be required under provisions of the Master Lease.  Without limiting the generality of the foregoing, Tenant and Subtenant acknowledge that the Building has not undergone an inspection by a certified access specialist and no representations are made with respect to compliance of with accessibility standards.

4.                                      Consent of Landlord.

4.1                               Landlord hereby consents to the subletting of the Sublease Premises to Subtenant pursuant to the terms of the Sublease and subject to the terms of this Consent.  Landlord’s consent as set forth herein shall not release or discharge Tenant of any of its obligations under the Master Lease or release, discharge or alter the primary liability of Tenant to pay rent and all other sums due under the Master Lease and to perform and comply with all other obligations of Tenant under the Master Lease, except, as to the foregoing, to the extent paid or performed by Subtenant.

4.2                               As between Landlord and Tenant the Sublease shall not alter, amend or otherwise modify any provisions of the Master Lease.  Landlord shall have no obligations to any party in connection with the Sublease Premises other than those obligations set forth in the Master Lease.  Notwithstanding anything to the contrary herein, Tenant and Subtenant hereby acknowledge and agree that Landlord is not a party to the Sublease and is not bound by the provisions thereof, including, without limitation, any modifications or amendments thereof, and Landlord has not, and will not, review or approve any of the provisions of the Sublease.  Further, Tenant acknowledges that Landlord provides no assurance or representation regarding any form of Sublease (regardless of whether any such form or agreement may have been provided by Landlord), or any of the terms or provisions thereof.   This Consent shall not be construed as a consent by Landlord to, or as permitting, any other or further subletting or assignment by Tenant or Subtenant.  Landlord shall not be bound or estopped in any way by the provisions of the Sublease.  Landlord shall not (i) be liable to Subtenant for any act, omission or breach of the Sublease by Tenant, (ii) be subject to any offsets or defenses which Subtenant might have against Tenant, (iii) be bound by any Base Rent or additional rent which Subtenant might have paid in advance to Tenant, or (iv) be bound to honor any rights of Subtenant in any security deposit made with Tenant, except to the extent Tenant has delivered such security deposit to Landlord (and accordingly, if Landlord does not receive the Security Deposit from Tenant, Landlord shall have no liability or responsibility to Subtenant for such Security Deposit and Subtenant shall receive no benefit or credit therefor).   If Landlord does receive the Security Deposit under the Sublease, the amount of such Security Deposit so received by Landlord shall be held by Landlord as an addition to the Security Deposit under the Master Lease.

5.                                      Assignment of Rent.

5.1                               Subject to the terms hereof and to those of Section 5.2 below, Tenant hereby absolutely and irrevocably assigns and transfers to Landlord Tenant’s rights under the Sublease to all rentals and other sums due Tenant under the Sublease to secure payment of Tenant’s rent due under the Master Lease. Pursuant to the terms of Section 12.6 (Transfer Premium from Assignment or Subletting) of the Master Lease, and in addition to all sums due under the Master Lease, Tenant agrees to pay to Landlord as additional rent an amount equal to one-half (1/2) of the amount Tenant receives from Subtenant which is excess of the Base Rent owed to Landlord pursuant to the terms of the Master Lease with respect to the Sublease Premises.

5.2                               Landlord agrees that until a default shall occur in the performance of Tenant’s obligations under the Master Lease (after applicable notice and cure periods set forth in the Master Lease), Tenant shall have a license to receive, collect and enjoy the rentals and other sums due Tenant under the Sublease except as otherwise provided under the Master Lease.  However, said license shall automatically terminate without notice to Tenant upon the occurrence of a default by Tenant in the performance of its obligations under the Master Lease (after applicable notice and cure periods set forth in the Master Lease) and Landlord may thereafter, following written notice to Tenant and Subtenant,  receive and collect, directly from Subtenant, all rentals and other sums due or to be due Tenant under the Sublease.  Subject to the terms of this Consent above with respect to the agreement of Landlord and Subtenant to enter into a Direct Lease Amendment- Sublease Premises, Landlord shall not, by reason of the assignment of all rentals and other sums due Tenant under the Sublease nor by reason of the collection of said rentals or other sums from the Subtenant, (a) be bound by or become a party to the Sublease, (b) be deemed to have accepted the attornment of Subtenant, or (c) be deemed liable to Subtenant for any failure of Tenant to perform and comply with Tenant’s obligations under the Sublease.  Tenant hereby irrevocably authorizes and directs Subtenant, upon receipt by Subtenant of any written notice from Landlord stating that a default exists in the performance of Tenant’s obligations under the Master Lease (after applicable notice and cure periods set forth in the Master Lease), to pay directly to Landlord the rents and all other amounts payable by Subtenant under the Sublease as they become due.  Tenant agrees that Subtenant shall have the right to rely solely upon such notice from Landlord notwithstanding any conflicting demand by Tenant or any other party.  Tenant hereby agrees that it shall not have a claim against Subtenant for relying on any written notice from Landlord and/or paying rent and other sums due under the Sublease directly to Landlord in accordance with this Section 5.2.  Without limiting the generality of the foregoing, the acceptance of rent hereunder by Landlord shall not be a waiver of any preceding breach by Tenant or Subtenant of the Master Lease or Sublease other than the failure of Tenant or Subtenant, as the case may be, to pay the particular rental so accepted.  Tenant and Subtenant each agree and acknowledge that the foregoing provides actual and sufficient knowledge to Tenant and Subtenant, respectively, pursuant to California Code of Civil Procedure Section 1161.1(c), that acceptance of a partial rent payment by Landlord does not constitute a waiver of any of Landlord’s rights under said Section 1116.1(c).

6.                                      Indemnification.  Tenant and Subtenant each, collectively and individually, agree to indemnify and hold harmless Landlord and Landlord’s members, agents, employees, partners, shareholders, directors, invitees, and independent contractors (collectively “Agents”) of Landlord, against and from any and all claims, losses, liabilities, judgments, costs, demands, causes of action and expenses (including, without limitation, attorneys’ fees and consultants’ fees) (collectively, “Claims”)  arising from or related to the following: (a) Subtenant’s use of the Sublease Premises or any activity done, permitted or suffered by Subtenant in, on or about the Sublease Premises, the Building, or the Property; (b) the Sublease and any act or omission by Subtenant or its Agents in connection with or related to the Sublease, the Sublease Premises, the Building, or the Property; (c) any Hazardous Material used, stored, released, disposed, generated, or transported by Subtenant or its Agents in, on, or about the Sublease Premises, including without limitation, any Claims arising from or related to any Hazardous Material investigations, monitoring, cleanup or other remedial action; and (d) any action or proceeding brought on account of any matter referred to in items (a), (b), and/or (c).  In addition to the foregoing, the indemnification of Landlord by Tenant as set forth in Section 21 (Indemnity) of the Master Lease for any loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys’ fees) incurred in connection with or arising from any cause in, on or about the Premises, shall extend to Subtenant (and therefore Subtenant shall indemnify Landlord as Tenant would indemnify Landlord subject to and in accordance with the provisions of Section 21 of the Master Lease).  If any action or proceeding is brought against Landlord by reason of any such Claims, upon notice from Landlord, Tenant and Subtenant each agree to defend the same at their own expense with counsel reasonably satisfactory to Landlord.  The obligations of Tenant under this Section 6 shall survive any termination of the Sublease or the Master Lease.

7.                                      Assignment and Sub-Subletting.  Subtenant shall not voluntarily or by operation of law, (1) mortgage, pledge, hypothecate or encumber the Sublease or any interest therein, (2) assign or transfer the Sublease or any interest therein,  sub-sublet the Sublease Premises or any part thereof, or any right or privilege appurtenant thereto, or allow any other person (the employees, agents and invitees or Subtenant excepted) to occupy or use the Sublease Premises, or any portion thereof, without first obtaining the written consent of Landlord.

8.                                      Miscellaneous Provisions.

8.1                               Tenant Defaults.  Landlord shall promptly notify Subtenant of any default by Tenant under the Master Lease of which Landlord has actual knowledge and which is not cured within any applicable notice and cure period provided in the Master Lease; provided, however, that the failure of Landlord to provide such notice shall not give rise to liability on the part of Landlord or otherwise alter or modify the rights and obligations of the parties hereunder.  The giving of any such notice to Subtenant shall not vest in Subtenant any rights or remedies except as otherwise expressly set forth herein.

8.2                               Modification.  Tenant and Subtenant agree not to amend, modify, supplement, or otherwise change in any respect the Sublease except with the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned.  This Consent shall not create in Subtenant, as a third party beneficiary or otherwise, any rights except as set forth in this Consent.

8.3                               Entire Agreement; Successors.  This Consent, together with the provisions of the Master Lease relating to subletting or assigning, contains the entire agreement between the parties hereto regarding the matters which are the subject of this Consent.  In the event of a permitted assignment under the Master Lease by Landlord or Tenant of its interest in the Master Lease, then the assignee of either Landlord or Tenant, as appropriate, shall automatically be deemed to be the assignee of Landlord or Tenant under this Consent, and such assignee shall automatically assume the obligations of Landlord or Tenant under this Consent.  No other assignments of this Consent shall be permitted, except with the written consent of all parties hereto.  Any attempted assignment in violation of this section shall be void.  The terms, covenants and conditions of this Consent shall apply to and bind the heirs, successors, the executors and administrators and permitted assigns of all the parties hereto.  The parties acknowledge and agree that no rule or construction, to the effect that any ambiguities are to be resolved against the drafting party, shall be employed in the interpretation of this Consent.  If any provision of this Consent is determined to be illegal or unenforceable, such determination shall not affect any other provisions of this Consent, and all such other provisions shall remain in full force and effect.

8.4                               Notices.  All notices, demands, statements, or communications (collectively, “Notices”) given or required to be given by any other party to another shall be in writing, shall be sent by (i) United States certified or registered mail, postage prepaid, return receipt requested, or (ii) a reputable national overnight courier service with receipt therefor or (iii) delivered personally.  Any Notice will be deemed given three (3) days after it is mailed or upon the date personal delivery is made.  If Tenant or Subtenant are notified of the identity and address of Landlord’s mortgagee or ground or underlying lessor (if applicable), Tenant and Subtenant agree to provide such mortgagee or ground or underlying lessor written notice of any default by Landlord under the terms of this Consent by registered or certified mail, and such mortgagee or ground or underlying lessor (if applicable) shall be given a reasonable opportunity to cure such default prior to Tenant’s exercising any remedy available to Tenant.  All Notices shall be sent to the following addresses, or to such other place as each party may from time to time designate in a written notice to the other parties:

LANDLORD:	BIXBY TORRANCE, LLC
c/o Bixby Land Company
2211 Michelson Drive, Suite 500
Irvine, California 92612
Attention: Vice President, Operations

With a copy to:

BIXBY TORRANCE, LLC
c/o Bixby Land Company
2211 Michelson Drive, Suite 500
Irvine, California 92612
Attention: Property Manager, Pacific Center

TENANT:	FLIPSWAP, INC.
Park West 1 & 2
1507 LBJ Freeway, Suite 500
Farmers Branch, Texas 75234
Attention: Jim Fredericks

SUBTENANT:	EMMAUS LIFE SCIENCES, INC.
21250 Hawthorne Boulevard, Suite 800
Torrance, California 90503
Attention: Willis Lee

With a copy to:

EMMAUS LIFE SCIENCES, INC.
20725 South Western Avenue, Suite 136
Torrance, California 90501
Attention: Willis Lee

Without limiting the generality of the notice requirements set forth in the Master Lease, Tenant hereby agrees to give Landlord immediate notice when any one or more of the following conditions arise:  (1) the Sublease expires or is terminated; (2) the rent due pursuant to the Sublease is adjusted; (3) Subtenant renews or extends the term of the Sublease; or (4) Subtenant subleases additional space.  In addition, notwithstanding anything in the Master Lease or this Consent to the contrary, Landlord’s failure to give a notice of any breach or default under the Master Lease or this Consent to Tenant or Subtenant shall not be construed to release Tenant or Subtenant from any of the covenants, agreements, terms, provisions and conditions of the Master Lease or this Consent.  The foregoing shall not, however, serve to excuse Landlord from making any notice required of Landlord under the terms of the Master Lease.

8.5                               Attorneys’ Fees.  If either party hereto fails to perform any of its obligations under this Consent or if any dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Consent, then the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys’ fees and disbursements.  Any such attorneys’ fees and other expenses incurred by either party in enforcing a judgment in its favor under this Consent shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys’ fees obligation is intended to be severable from the other provisions of this Consent and to survive and not be merged into any such judgment.

8.6                               Counterparts.  This Consent may be executed in any number of counterparts, provided each of the parties hereto executes at least one counterpart; each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

8.7                               Brokerage Commissions.  Tenant and Subtenant covenant and agree that under no circumstances shall Landlord be liable for any brokerage commission or other charge or expense in connection with the Sublease or this Consent and Tenant and Subtenant agree to protect, defend, indemnify and hold Landlord harmless from the same and from any cost or expense (including but not limited to attorneys’ fees) incurred by Landlord in resisting any claim for any such brokerage commission.

8.8                               Recapture.  (Intentionally Omitted)

8.9                               Choice of Law.  The terms and provisions of this Consent shall be construed in accordance with and governed by the laws of the State of California.

8.10                        Limitation on Liability.  Tenant and Subtenant agree that the liability of Landlord hereunder and any recourse by Tenant or Subtenant against Landlord shall be subject to the limitations on liability set forth in the Master Lease.  In addition, neither Landlord, nor any of its constituent members, partners, subpartners, or agents, shall have any personal liability, and Tenant and Subtenant each hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant and/or Subtenant.

8.11                        Joint and Several.  Tenant and Subtenant shall be jointly and severally liable for all bills rendered by Landlord for charges incurred by or imposed upon Subtenant which arise during the term of the Sublease for services rendered and materials supplied to the Sublease Premises pursuant to the Master Lease, Sublease and/or this Consent.

8.12                        No Merger.  The voluntary or other surrender of the Master Lease by Tenant, or a mutual cancellation, termination or expiration thereof, shall not work as a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord in its sole discretion, operate as an assignment to Landlord of any or all such subleases or subtenancies.

8.13                        Conditions to Effectiveness.  Submission of this instrument for examination or signature by Tenant or Subtenant is not effective as a consent or otherwise and this Consent shall not be binding upon or effective against Landlord unless and until (i) this Consent is signed by and delivered to all parties hereto, (ii) an executed original or duplicate original of the Sublease, complying in form and substance with the terms of the Master Lease and this Consent, has been delivered to Landlord, (iii) Landlord has received and reviewed financial statements in a form reasonably satisfactory to Landlord reflecting Subtenant’s current financial condition and Landlord has approved the same, (iv) Subtenant has delivered evidence of insurance in compliance with Section 8 (Insurance) of the Master Lease, and (v) Tenant shall pay to Landlord concurrently herewith the fee specified in Section 12.8 (Landlord’s Expenses) of the Master Lease relating to the subletting of the Sublease Premises to Subtenant.

8.14                        Authority; Counterparts.  Two (2) authorized officers must sign on behalf of the Tenant and Subtenant and this Consent must be executed by the president or vice-president and the secretary or assistant secretary of each entity, unless the bylaws or a resolution of the board of directors shall otherwise provide.  In such case, the bylaws or a certified copy of the resolution of Tenant or Subtenant, as the case may be, must be furnished to Landlord.  This Consent may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute but one and the same instrument.

8.15                        Waiver of Subrogation.  Landlord, by giving Landlord’s consent to the Sublease, and Subtenant hereby mutually waive their respective rights of recovery against each other for any loss of, or damage to, either parties’ property to the extent that such loss or damage is insured by an insurance policy required to be in effect at the time of such loss or damage.  Each party shall obtain any special endorsements, if required by its insurer whereby the insurer waives its rights of subrogation against the other party.  This provision is intended to waive fully, and for the benefit of the parties hereto, any rights and/or claims which might give rise to a right of subrogation in favor of any insurance carrier.  The coverage obtained by Subtenant pursuant to the Insurance Section of the Master Lease shall include, without limitation, a waiver of subrogation endorsement attached to the certificate of insurance.  The provisions of this Section 8.15 shall not apply in those instances in which such waiver of subrogation would invalidate such insurance coverage or would cause either party’s insurance coverage to be voided or otherwise uncollectible.

8.16                        Letter of Credit.  In connection with the Master Lease and pursuant to the terms of Section 8 (Additional Consideration [Letter of Credit]) of Exhibit D (Addendum to Standard Office Lease), and Exhibit F (Additional Consideration [Letter of Credit]), attached to the Master Lease, Landlord is currently holding that certain Irrevocable Standby Letter of Credit Number SVBSF008236 in the face amount of $80,000.00 for the benefit of Landlord (the “Letter of Credit”).  Tenant hereby covenants and agrees to take all necessary actions to keep the Letter of Credit in place and in full force and effect through the expiration of the L/C Term, pursuant to and in accordance with Section 2 (Renewal of L/C) of Exhibit F attached to the Master Lease.  Landlord will continue to hold the Letter of Credit as security for the faithful performance by Tenant of the terms of the Master Lease, as amended, and not as prepayment of rent, subject to and in accordance with the terms of Exhibit F attached to the Master Lease.

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IN WITNESS WHEREOF, Landlord, Tenant and Subtenant have executed this Consent as of the day and year first hereinabove written.

LANDLORD:		BIXBY TORRANCE, LLC,
a Delaware limited liability company

	By:	Bixby Land Company
a California corporation,
its Sole Member

By:
Name:
Title:

By:
Name:
Title:

TENANT:		FLIPSWAP, INC.,
a Delaware corporation

By:
Printed Name:
Its:

By:
Printed Name:
Its:

SUBTENANT:		EMMAUS LIFE SCIENCES, INC.,
a Delaware corporation

By:
Printed Name:
Its:

By:
Printed Name:
Its:

S-1

EXHIBIT A

MASTER LEASE

[see attached]

1

EXHIBIT B

SUBLEASE

[see attached]

1